63249306.01





                                                      Exhibit F-1


         WINTHROP, STIMSON, PUTNAM & ROBERTS LETTERHEAD
                     ONE BATTERY PARK PLAZA
                    NEW YORK, NY  10004-1490

                     TELEPHONE: 212-858-1000
                      TELEFAX: 212-858-1500
                      TELEX: 62854 WINSTIM



                          July 25, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


          Re:       FirstEnergy Application/Declaration on Form U-
1


Ladies and Gentlemen:


     We are New York counsel to FirstEnergy Corp ("FirstEnergy"). We have examined FirstEnergy's Application/Declaration on Form U-1 (File No. 070-09501)(the "Application/Declaration") filed on May 19, 1999, with the Securities and Exchange Commission (the "Commission") under the Public Utility Holding Company Act of 1935 (the "Act") requesting an order of the Commission under the Act authorizing the direct acquisition by FirstEnergy of all of the issued and outstanding voting securities of American Transmission Systems, Incorporated ("ATSI"). Such acquisition is to be effected through the transactions described in the Application/Declaration.

                  Based upon our examination of the
Application/Declaration and such other instruments, documents and matters of law as we have deemed requisite, we are of the opinion that:

          1. FirstEnergy is duly incorporated and validly existing under the laws of the State of Ohio, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Application/Declaration; to the best of our knowledge, FirstEnergy is not qualified as a foreign corporation in any jurisdiction and the nature of its operations are such that it is not required to be so qualified.

          2. Assuming the transaction is accomplished as described in the Application/Declaration: (i) all laws of the State of Ohio applicable to the transaction will have been complied with, (ii) FirstEnergy will legally acquire all of the issued and outstanding voting securities of ATSI, (iii) the consummation of the transactions proposed in said Application/Declaration will not violate the legal rights of the holders of any securities issued by FirstEnergy or any associate company thereof.

          We hereby consent to the filing of this opinion as an exhibit to the Application/Declaration.

                                   Very truly yours,


                                   /s/ Winthrop, Stimson, Putnam
& Roberts